UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 7, 2008 (March 3, 2008)
L.B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 412-928-3417
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
In its Form 8-K dated December 26, 2007, Registrant stated that it had executed a Purchase and Sale Agreement (the “Agreement”), under which the Registrant agreed to sell approximately 63.1931 acres of real estate located in Harris County, Texas (the “Real Estate”) to Capital Commercial Investments, Inc., a Texas corporation or its assignees (“Purchaser”). On March 2, 2008, the transaction closed and Registrant received net proceeds of $6,129,533.
Upon the closing, Registrant leased back from the Purchaser’s assignee, CCI — B Langfield I, LLC approximately 20 acres of the Real Estate for a 10 year term at a monthly rental rate of $1,000 per acre with annual 3% increases. The lease, which is attached hereto and incorporated by reference, is a “net” lease with Registrant being responsible for taxes, maintenance, insurance and utilities. Registrant’s threaded products division will utilize the leased premises.
Item 9.01 Exhibits
10.16 Lease Agreement dated March 3, 2008 between CCI — B Langfield I, LLC, as Lessor, and Registrant as Lessee, related to Registrant’s threading operation in Harris County, Texas.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY (Registrant)
Date: March 7, 2008
/s/ David J. Russo

David J. Russo Senior Vice President Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.16	Lease Agreement dated March 3, 2008 between CCI — B Langfield I, LLC, as Lessor, and Registrant as Lessee, related to Registrant’s threading operation in Harris County, Texas.

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